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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

                                          Arthur Andersen LLP
Chicago, Illinois

February 10, 1999